Exhibit 3.1


                             RESTATED
                    ARTICLES OF INCORPORATION

                                of

              METALS RESEARCH CORPORATION OF AMERICA

     Pursuant to the applicable provisions of the Utah Business Corporation Act, the undersigned Corporation Act, the undersigned Corporation adopts the following Restated Articles of Amendment by stating the following:

     1.   The name of the corporation is Metals Research Corporation of America.

     2. On Jan. 17, 1991, the Board of Directors adopted a resolution approving the Restated Articles of Incorporation in the manner prescribed by Utah law.

     3. The following Restated Articles restate the entire text of the Articles of Incorporation of said corporation as amended to date:

                            ARTICLE 1.
                        NAME AND DURATION

     The name of the corporation is Metals Research Corporation of America and the period of its duration shall be perpetual.

                           ARTICLE II.
                   REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation which may be changed by the Board of Directors, is 915 Continental Bank Bldg., Salt
Lake City, Utah, and the name of its initial registered agent at said address is Richard M. Day.

                           ARTICLE III.
                             PURPOSE

     The purpose of the corporation is to own, conduct, operate, maintain and carry on the general business of selling, displaying and leasing of home and office furniture and furnishings, or of any other product or service, and to engage in any activity necessary or convenient to promote the interests of the corporation or to enhance the value of its property to the fullest extent permitted by law, and in furtherance of this purpose, to exercise all powers now or hereafter granted or permitted by law, including the powers enumerated in Utah Business Corporation Act.




                           ARTICLE IV.
                          CAPITALIZATION

     The total number of shares which the corporation shall have authority to issue is 100,000,000 (One Hundred Million) shares of common stock having a par value of $-0.10 (Ten Cents) each; said share are all of the same class, shall not be issued in series, and shall have one vote each."

                            ARTICLE V.
                  VOTING AND SHAREHOLDERS RIGHTS

     Each outstanding share of the common stock of the corporation shall be entitled to one vote on any matter submitted to a vote at a duly scheduled meeting of the shareholders, each shareholder being entitled to vote his shares in person or by proxy executed in writing. At each election for directors each number of shares owned by him for as many persons as there are directors to be elected.
     There shall be no cumulative voting.
     The shareholders shall not have the preemptive right to acquire additional shares of the corporation.

                           ARTICLE VI.
        REGULATION OF INTERNAL AFFAIRS OF THE CORPORATION

     Section 1. Shareholders Meetings. An annual meeting of the shareholders of the corporation shall hereafter be held, commencing in 1987, at such specific time and place in August of each year in Vancouver, British Columbia, Canada as may be fixed by the Board of Directors, or in such other city as the Board of Directors may be duly adopted Resolution determine to be convenient to the shareholders. The purposes of said meeting shall be an annual report by management to the shareholders, election of directors, and to conduct such other and further business as may be necessary or appropriate.

     Annual and special meetings of the shareholders shall be called, and Notice thereof shall be given, in accordance with applicable provisions of the Utah Business Corporation Act.

     Shareholders in attendance at a meeting in person or by proxy duly executed in writing, and entitled to vote, shall constitute a quorum, each such shareholder being entitled to vote the number of share owned by him, of record and as of the record date for the meeting, on any matter submitted to a vote of shareholders The vote of a majority of a quorum shall constitute the act of the shareholders.

     Section 2. Officers and management. The affairs and business of the corporation shall be conducted by a Board of Directors consisting of seven directors, provided that the number of directors may, by majority vote of the shareholders, be changed to any number from three to eleven. Directors need not be residents of this state or of the United States and need not be shareholders in the corporation.

     Members of the initial Board of Directors are:

          NAME                     ADDRESS

     Richard  S. Wall              966 Prospect Street
                                   Honolulu, Hawaii

     Carl A . Swalberg             949 Conner Street
                                   Salt Lake City, Utah

     J. Stephen Reid               7048 Niumalu Loop
                                   Honolulu, Hawaii

     Michael S. Hansen             2037 East 5290 South
                                   Salt Lake City, Utah

     Boyce Reid Brown Jr.          700 Bishop
                                   Honolulu, Hawaii

     Bruce Cassell                 1240 Ala Moana
                                   Honolulu, Hawaii

     Richard M. Day                1433 Wilson Avenue
                                   Salt Lake City, Utah,

which directors shall hold office until the first annual meeting of the shareholders and until their successors have been duly elected and qualified.

     At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting and until their successors are duly elected and qualified. Vacancies in the Board of Directors may be filed by an affirmative vote of the majority of the remaining directors, provided that a director elected to fill a vacancy shall be elected for the unexpired term of his predecessor. Any director elected by reasons of an increase in the number of directors shall hold office until the next annual meeting.

     The officers of the corporation shall be a President, a Secretary, a Treasurer, and such number of Vice-Presidents as the Board of Directors may determine. The officers shall be elected from the Board of Directors, and one director may exercise and hold more than one office, except the offices of President and Secretary shall not be held by the same person.





     Section 3. Board of Directors - meetings, functions and powers. Meetings of the Board of Directors shall be held at anytime and place designated by the Board of Directors or by at least three directors. Notice of such meeting shall be in the manner prescribed by the Board of Directors. A majority of the directors holding office shall constitute a quorum for the transaction of business, and the act of a majority of directors present at a meeting which a quorum is present shall be the act of the Board of Directors.

     The Board of Directors may define the duties of the various officers; until such designation is made, the duties of the officers shall be those usually incumbent upon holders of such offices.

     The Board of Directors may make provision for reasonable compensation of its members for their services as directors and establish the conditions upon which such compensation shall be paid. Any director may also serve the corporation in any other capacity and receive compensation for such other services.

     The Board of Directors shall have the power to adopt and amend by-laws for governing the affairs of the corporation.

     The Board of Directors may delegate certain duties in respect to the affairs of the corporation to the various officers, to committees of the Board of Directors, or to persons appointed or employed by the Board of Directors;
may require and fix the amount and conditions of bonds from the various officers, agents, and employees, and may define and fix the terms and conditions of employment of such other agents and employees.

     The Board of Directors may sell, mortgage or otherwise deal with or dispose of the property of the corporation, real or otherwise, upon such terms and conditions and for such consideration as it deems appropriate, and the Board of Directors shall have the power to fix and vary the amount to be reserved as working capital and to otherwise govern the affairs, financing and management of the corporation as the Board, in its discretion, deems proper.

     Section 4. Books and records. The corporation shall keep adequate books and records and minutes of its meetings at its registered office or at such other suitable place as may be determined by the Board of Directors; such books and records as are necessary shall be maintained at branches of the corporation anywhere in the world.

     The names and addresses of each of the shareholders of record of the common stock of the corporation shall be conclusively presumed to be in accordance with the stock ledger of the corporation. Such shareholders shall have all rights usual to shareholders of a corporation, and as provided by applicable Utah law, except as otherwise provided herein.





                           ARTICLE VII.
                    INCORPORATORS AND OFFICERS

The names of the incorporators of the corporation and the offices to be held by them until their successors are duly qualified are:

     NAME                   ADDRESS                   OFFICE

Richard S. Wall        966 Prospect Street           President
                       Honolulu, Hawaii

Michael S. Hansen      2037 East 5920 South          Vice-President
                       Salt Lake City, Utah

Boyce R. Brown, Jr.    700 Bishop                    Vice-President
                       Honolulu., Hawaii

Richard M. Day         1433 Wilson Avenue            Vice-President
                       Salt Lake City, Utah

J. Stephen Reid        7048 Niumalu Loop             Secretary
                       Honolulu, Hawaii

Carl A. Swalberg       949 Conner Street             Treasurer
                       Salt Lake City, Utah



Date:January 17, 1991                   _________________________
                                        Robert Papalia, President



                                        __________________________
                                        Jack Loverock, Secretary